Exhibit 99.(h)(5)(f)

AMENDMENT NO.5 TO

SUB-ADMINISTRATION AND SUB-FUND ACCOUNTING

SERVICES AGREEMENT

THIS AMENDMENT made as of June 18, 2020 (“Amendment”) to that certain Sub-Administration and Sub-Fund Accounting Services Agreement dated as of October 1, 2015 (as amended and in effect as of the date hereof, “Agreement”), by and between Victory Capital Management Inc. (“Client”) and Citi Fund Services Ohio, Inc. (“Service Provider” and, with the Client, referred to herein individually as “Party” and collectively as “Parties”).  All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administrative and sub-accounting services for the Client; and

WHEREAS, the Client has become the investment adviser and fund administrator of certain new Funds to be added to Schedule 6 of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.                                      List of Funds (Schedule 6)

Schedule 6 of the Agreement is deleted and replaced with the Schedule 6 attached hereto.

2.                                      Representations and Warranties.

(a)         Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)         The Client represents that it has provided this Amendment to the Boards.

3.                                      Miscellaneous.

(a)         This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)         Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)          Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)         This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Victory Capital Management Inc.		Citi Fund Services Ohio, Inc.

By:	/s/ Chris Dyer	By:	/s/ Dominic Crowe

Name:	Christopher Dyer	Name:	Dominic Crowe

Title:	President	Title:	Vice President

Date:	06/22/2020	Date:	06/22/2020

Schedule 6 to Services Agreement

List of Funds

Victory Portfolios
Victory RS Large Cap Alpha Fund
Victory Diversified Stock Fund	Victory RS Mid Cap Growth Fund
Victory Floating Rate Fund	Victory RS Partners Fund
Victory Global Natural Resources Fund	Victory RS Science and Technology Fund
Victory High Income Municipal Bond Fund	Victory RS Select Growth Fund
Victory High Yield Fund	Victory RS Small Cap Equity Fund
Victory INCORE Fund for Income	Victory RS Small Cap Growth Fund
Victory INCORE Investment Grade Convertible Fund	Victory RS Value Fund
Victory INCORE Investment Quality Bond Fund	Victory S&P 500 Index Fund
Victory INCORE Low Duration Bond Fund	Victory Sophus Emerging Markets Fund
Victory INCORE Total Return Bond Fund	Victory Sophus Emerging Markets Small Cap Fund
Victory Integrity Discovery Fund	Victory Special Value Fund
Victory Integrity Mid-Cap Value Fund	Victory Strategic Allocation Fund
Victory Integrity Small-Cap Value Fund	Victory Strategic Income Fund
Victory Integrity Small/Mid-Cap Value Fund	Victory Sycamore Established Value Fund
Victory Munder Mid-Cap Core Growth Fund	Victory Sycamore Small Company Opportunity Fund
Victory Munder Multi-Cap Fund	Victory Tax-Exempt Fund
Victory Munder Small Cap Growth Fund	Victory Trivalent Emerging Markets Small-Cap Fund
Victory NewBridge Large Cap Growth Fund	Victory Trivalent International Fund-Core Equity
Victory RS Global Fund	Victory Trivalent International Small-Cap Fund
Victory RS Growth Fund
Victory RS International Fund
Victory RS Investors Fund

Victory Portfolios II

Victory US 500 Enhanced Volatility Wtd Index Fund
Victory Market Neutral Income Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series
Victory INCORE Investment Quality Bond VIP Series
Victory INCORE Low Duration Bond VIP Series
Victory RS International VIP Series
Victory RS Large Cap Alpha VIP Series
Victory RS Small Cap Growth Equity VIP Series
Victory 500 Index VIP Series
Victory Sophus Emerging Markets VIP Series
Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II — ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF
VictoryShares Dividend Accelerator ETF
VictoryShares Emerging Market Volatility Wtd ETF
VictoryShares Emerging Market High Div Volatility Wtd ETF
VictoryShares Global Multi-Factor Minimum Volatility ETF
VictoryShares International High Div Volatility Wtd ETF
VictoryShares International Multi-Factor Minimum Volatility ETF
VictoryShares International Volatility Wtd ETF
VictoryShares Quality Growth ETF
VictoryShares Quality Value ETF
VictoryShares US 500 Enhanced Volatility Wtd ETF
VictoryShares US 500 Volatility Wtd ETF
VictoryShares US Discovery Enhanced Volatility Wtd ETF
VictoryShares US EQ Income Enhanced Volatility Wtd ETF
VictoryShares US Large Cap High Div Volatility Wtd ETF
VictoryShares US Multi-Factor Minimum Volatility ETF
VictoryShares US Small Cap Volatility Wtd ETF
VictoryShares US Small Cap High Div Volatility Wtd ETF
VictoryShares USAA Core Intermediate-Term Bond ETF
VictoryShares USAA Core Short-Term Bond ETF
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF
VictoryShares USAA MSCI International Value Momentum ETF
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF
VictoryShares USAA MSCI USA Value Momentum ETF
VictoryShares NASDAQ Next 50 ETF*
VictoryShares Best for Veterans ETF*
VictoryShares Defend America ETF*

USAA MUTUAL FUNDS TRUST

USAA 500 Index Fund
USAA Aggressive Growth Fund
USAA California Bond Fund
USAA Capital Growth Fund
USAA Cornerstone Aggressive Fund
USAA Cornerstone Conservative Fund
USAA Cornerstone Equity Fund
USAA Cornerstone Moderate Fund
USAA Cornerstone Moderately Aggressive Fund
USAA Cornerstone Moderately Conservative Fund
USAA Emerging Markets Fund
USAA Extended Market Index Fund
USAA Global Equity Income Fund
USAA Global Managed Volatility Fund
USAA Government Securities Fund
USAA Growth & Income Fund
USAA Growth and Tax Strategy Fund
USAA Growth Fund
USAA High Income Fund
USAA Income Fund
USAA Income Stock Fund
USAA Intermediate-Term Bond Fund
USAA International Fund
USAA Managed Allocation Fund

USAA Money Market Fund
USAA NASDAQ-100 Index Fund
USAA New York Bond Fund
USAA Precious Metals and Minerals Fund
USAA Science & Technology Fund
USAA Short-Term Bond Fund
USAA Small Cap Stock Fund
USAA Target Managed Allocation Fund
USAA Target Retirement 2020 Fund
USAA Target Retirement 2030 Fund
USAA Target Retirement 2040 Fund
USAA Target Retirement 2050 Fund
USAA Target Retirement 2060 Fund
USAA Target Retirement Income Fund
USAA Tax Exempt Intermediate-Term Fund
USAA Tax Exempt Long-Term Fund
USAA Tax Exempt Money Market Fund
USAA Tax Exempt Short-Term Fund
USAA Treasury Money Market Trust
USAA Ultra Short-Term Bond Fund
USAA Value Fund
USAA Virginia Bond Fund
USAA World Growth Fund

*Pending Launch